EXHIBIT 10.12
                         MARINE MANAGEMENT SYSTEMS, INC.

                   1996 EXECUTIVE OFFICERS' STOCK OPTION PLAN


A.    Purpose and Scope.

      The purposes of this Plan are to encourage stock ownership by key executive officers of Marine Management Systems, Inc. (herein called the "Company") and its Subsidiaries, to provide an incentive for such executive officers to expand and improve the profits and prosperity of the Company and its Subsidiaries, and to assist the Company and its Subsidiaries in attracting and retaining key executive officers through the grant of Options to purchase shares of the Company's common stock.

B.    Definitions.

      Unless otherwise required by the context:

      1. "Board" shall mean the Board of Directors of the Company.

      2. "Committee" shall mean the Compensation Committee, which is appointed by the Board.

      3 "Company" shall mean Marine Management Systems, Inc., a Delaware corporation.

      4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

      5. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

      6 "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section F below.

      7. "Participant" shall mean an executive officer of the Company, or of any Subsidiary of the Company. to whom an Option is granted under the Plan.


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      8.  "Plan"  shall mean this  Marine  Management  Systems,  Inc.  Executive
Officers' Stock Option Plan.

      9. "Stock" shall mean the Common Stock of the Company, par value $.001.

      10. "Subsidiary" shall mean a subsidiary corporation of the Company, as defined in Sections 425(f) and 425(g) of the Code.

C.    Stock to be Optioned.

      Subject to the provisions of Section L of the Plan, the maximum number of shares of Stock that maybe optioned or sold under the Plan is 500,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company.

D.    Administration.

      The Plan shall be administered by the Committee. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees of the Company and its Subsidiaries, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

E.    Eligibility.

      The Board, upon recommendation of the Committee, may grant Options to any Executive Officer (including an employee who is a director or an officer) of the Company or its Subsidiaries. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous
Participants,   as  the  Board,  upon  recommendation  by  the  Committee  shall
determine.   Options  granted  at  different  times  need  not  contain  similar provisions.



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F.    Option Price

      The purchase price for Stock under each Option shall be 100 percent of the fair market value of the Stock at the time the Option is granted, but in no event less than the par value of the Stock.

G. Terms and Conditions of Options.

      Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by agreements in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

      1. Employment Agreement. The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its Subsidiaries for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Company or any of its Subsidiaries, however, any obligation to employ the Participant for any period of time.

      2. Time and Method of Payment. The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such a Stock. A Participant shall have none of the rights of a stockholder with respect to such shares, until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      3. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.

      4. Option Period and Limitations on Exercise of Options. The Board may, in its discretion, provide that an Option may not be exercised in whole or in part



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for any period or periods of time specified in the Option  agreement.  Except as provided in the Option Agreement, an Option may be exercised in whole in part at any time during its term. No Option may be exercised after the expiration of ten years from the date it is granted. No Option may be exercised for a fractional share of Stock.

      5. Stock Purchase Agreement. All shares of Common Stock issued pursuant to the Plan shall be subject to the provisions of a certain Stock Purchase Agreement to be approved by the Board which the Optionee shall execute as a condition precedent to the Optionee's receipt of the stock covered by this Plan.

      6. Restrictive Legend. All shares issued upon the exercise of the Option shall bear the following legend: "The shares represented by this Certificate may not be sold, transferred, pledged, hypothecated or otherwise disposed of (1) unless they have first been registered under the Securities Act of 1933, as amended, or unless, in the opinion of counsel for the Company, such registration is not required; and (2) the shares represented by this Certificate are subject to the terms and conditions of a Stock Purchase Agreement, dated as of March 22, 1996, by and among the Company and the original holder of this Certificate. Copies of such Agreement may be obtained at no cost by written request made by the Holder of record of this Certificate to the Secretary of the Company."

      7. Withholding. As a condition to the issuance of shares of Common Stock of the Company under any Option, the Participant authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by the Company under Federal, State, or Local law as a result of his exercise of any Option. In the alternative, as a condition to the issuance of shares of Common Stock of the Company under any Option, the Participant agrees to remit to the Company at the time of the exercise of any Option, any taxes required to be withheld by the Company under Federal, State, or Local law as a result of the exercise of an Option.



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      8. Amount Exercisable.

            (a) No Option shall be exercisable earlier than six months from the date of grant.

            (b) The Options shall become exercisable according to the following schedule:

                  Period from the                    Portion of Grant that
                  Date the Option                     Becomes Exercisable
                     is Granted                        after Such Period
                     ----------                        -----------------
                  One year after grant                        25%
                  Two years after grant                       50%
                  Three years after grant                     75%
                  Four years after grant                     100%

H.    Termination of Employment.

      Except as provided in Section I below, if a Participant ceases to be employed by the Company or any of its Subsidiaries, his Options shall terminate 30 days after the date of ceasing to serve as an employee, but in no event shall any Option be exercisable more than ten years from the date it was granted. The Committee may cancel an Option during the one year period referred to in this paragraph, if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company or any of its Subsidiaries. The Committee shall determine subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.



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I.    Rights in Event of Death.

      If a Participant dies while employed by the Company or any of its Subsidiaries, or within three months after having retired with the consent of the Company or any of its Subsidiaries, and without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options for one year after the date of death to the extent that such deceased Participant was entitled to exercise the Options on the date of his death; provided, however, that in no event shall the Options be exercisable more than ten years from the date they were granted.

J.   No Obligations to Exercise Option.

      The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

K.    Non-assignability.

      Options  shall not be  transferable  other  than by will or by the laws of
descent  and  distribution,   and  during  a  Participant's  lifetime  shall  be
exercisable only by such Participant.

L.    Effect of Change in Stock Subject to the Plan.

      The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or



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upon a  merger  or  consolidation  in which  the  Company  is not the  surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that all stock Options granted to Participants prior to termination of the Plan shall become 100 per cent vested and each Participant (and each other person entitled under Section I to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options in whole or in part.

M.    Amendment and Termination.

      The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's adoption by the Board.
Termination  of the Plan  shall not affect any  Option  previously  granted.

N.    Agreement and Representation of Participant.

      As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation Is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

O.    Reservation of Shares of Stock.

      The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this



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Plan.  The  inability of the Company to obtain from any  regulatory  body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

P.    Effective Date of Plan.

      The Plan shall be effective from 1996 provided that it has been approved by the stockholders of the Company on or before March 22, 1996.

Q.    Governing Law.

      This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, and shall be construed accordingly.




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